Exhibit 10.39

FORM OF RESTRICTED STOCK UNIT AGREEMENT

This Restricted Stock Unit Agreement (“Agreement”) entered into as of [GRANT DATE] (the “Grant Date”), by and between Fluor Corporation, a Delaware corporation (the “Company”), and you (“Grantee” or “you”) evidences the grant to Grantee of a Stock Unit Award (“RSU Award”) under the Fluor Corporation 2008 Executive Performance Incentive Plan (the “Plan”).  Capitalized terms used in this Agreement and not defined herein have the meaning set forth in the Plan.

Section 1.                                          AWARD SUBJECT TO PLAN

This RSU Award is made subject to all of the terms and conditions of the Plan, including any terms, rules or determinations made by the Committee, pursuant to its administrative authority under the Plan and such further terms as are set forth in the Plan that are applicable to awards thereunder, including without limitation provisions on adjustment of awards, non-transferability, satisfaction of tax requirements and compliance with other laws.

Section 2.                                          RESTRICTED STOCK UNIT AWARD

The Company hereby awards Grantee a right to receive shares of Company common stock (“Shares”) pursuant to this RSU Award, subject to the terms and conditions set forth herein.  Subject to the provisions of Section 3 and Section 4 hereof, upon the issuance to Grantee of Shares hereunder, Grantee shall receive cash in an amount equivalent to dividends or distributions paid or made by the Company with respect to an equivalent number of common shares from the date of this RSU Award.

Section 3.                                          RESTRICTIONS ON SALE OR OTHER TRANSFER

Each restricted stock unit (“RSU”) awarded to Grantee pursuant to this Agreement shall be subject to forfeiture to the Company and each RSU may not be sold or otherwise transferred except pursuant to the following provisions:

(a)                                  The RSUs shall be held in book entry form by the Company until (1) the restrictions set forth herein lapse in accordance with the provisions of Section 4, at which time the RSUs will be converted to shares of Company common stock, or (2) until the RSUs are forfeited pursuant to Section 3(c) hereof.

(b)                                 No such RSUs may be sold, transferred or otherwise alienated or hypothecated so long as such RSUs are subject to the restrictions provided for in this Agreement.

(c)                                  Upon your termination of employment with the Company or its subsidiaries for any reason other than those which result in a lapse of restrictions pursuant to Section 4(a)(2), then any RSUs as to which the foregoing restrictions have yet to lapse pursuant to Section 4 shall be forfeited by you.

Section 4.                                          LAPSE OF RESTRICTIONS(1)

(a)                                  The restrictions set forth in Section 3 hereof shall lapse (provided that such RSUs have not previously been forfeited pursuant to the provisions of Section 3(c) hereof) with respect to the number of RSUs determined as specified below upon the occurrence of any of the following events (any such event, a “Vest Date”):

(1)                                  The RSUs subject to this RSU Award shall vest and restrictions thereon shall lapse at a rate of one third of such number per year on March 6th of each year, commencing with [FIRST ANNIVERSARY and annually thereafter ending with [THIRD ANNIVERSARY], provided that Grantee’s employment with the Company has not terminated on or before such date.

(2)                                  Notwithstanding the foregoing, the restrictions set forth in Section 3 hereof shall lapse immediately (provided that such RSUs have not previously been forfeited pursuant to the provisions of Section 3(c) hereof) as set forth in the foregoing paragraph with respect to all RSUs which remain subject to the foregoing restrictions, if  the employment of the Grantee by the Company or its subsidiaries is terminated on account of death, the Grantee’s Disability occurs or a Qualifying Termination occurs within two (2) years following a Change of Control of the Company. In the event of Grantee’s Retirement from the Company, the restrictions set forth in Section 3 hereof shall continue to lapse (provided that such RSUs have not previously been forfeited pursuant to the provisions of Section 3 (c) hereof) as set forth in Section 4(a)(1) hereof with respect to all RSUs which remain restricted, if the Grantee Retires and delivers a signed non-competition agreement in a form acceptable to the Company.  However, under all circumstances, any RSUs held less than one year from the Grant Date will be forfeited.  Nothing in the Plan or this RSU Award confers any right of continuing employment with the Company or its subsidiaries.

(1)  Additional criteria which are solely applicable to Section 16 officers are included in Appendix C.

For purposes of this Agreement, “Retirement” shall mean your retirement as determined in accordance with applicable Company personnel policies and the Plan policies.  “Disability” and “Change of Control” shall have the meanings given to them in Appendix B to this Agreement.  In connection with a Change in Control, the term “Qualifying Termination” means your involuntary termination of employment by the Company without Cause or your resignation for Good Reason.  For this purpose, “Cause” means your dishonesty, fraud, willful misconduct, breach of fiduciary duty, conflict of interest, commission of a felony, material failure or refusal to perform your job duties in accordance with Company policies, a material violation of Company policy that causes harm to the Company or its subsidiaries or other wrongful conduct of a similar nature and degree and “Good Reason” means a material diminution of your compensation (including, without limitation, base compensation, annual bonus opportunities, and/or equity incentive compensation opportunities), a material diminution of your authority, duties or responsibilities, a material diminution in the authority, duties or responsibilities of the supervisor to whom you are required to report or a material diminution of the budget over which you retain authority.

(b)                                 No RSUs shall be vested and converted to Shares and delivered to the Grantee or Grantee’s legal representative as herein above provided unless and until the statutory amount of federal, state, non U.S. or local tax withholding or other employment tax obligations the Company determines is or may be required under applicable tax laws or regulations in connection with the taxable income resulting from the lapse of the restrictions set forth in Section 3 (the “Tax Withholding Obligation”) has been withheld or paid pursuant to Section 5.

Section 5.                                          TAX WITHHOLDING

Regardless of any action the Company or the Grantee’s employer (the “Employer”) takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related withholding (“Tax-Related Items”), the Grantee acknowledges and agrees that the ultimate liability for all Tax-Related Items legally due by the Grantee is and remains the Grantee’s responsibility and that the Company and or the Employer (i) make no representations nor undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of this grant of RSUs, including the grant and vesting of RSUs, subsequent delivery of Shares and/or cash related to such RSUs or the subsequent sale of any Shares acquired pursuant to such RSUs and receipt of any dividend equivalent payments (if any) and (ii) do not commit to structure the terms or any aspect of this grant of RSUs to reduce or eliminate the Grantee’s liability for Tax-Related Items. The Grantee shall pay the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold as a result of the Grantee’s participation in the Plan or the Grantee’s receipt of RSUs or of Shares pursuant to RSUs that cannot be satisfied by the means described below. Further, if the Grantee is subject to tax in more than one jurisdiction, the Grantee acknowledges that the Company and/or Employer (or former Employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction. The Company may refuse to deliver the Shares if the Grantee fails to comply with the Grantee’s obligations in connection with the Tax-Related Items.

Prior to the taxable or tax withholding event, as applicable, the Grantee shall pay, or make adequate arrangements satisfactory to the Company or to the Employer (in their sole discretion) to satisfy all Tax-Related Items.  In this regard, the Grantee authorizes the Company or Employer to withhold all applicable Tax-Related Items legally payable by the Grantee by (1) withholding a number of Shares otherwise deliverable equal to the Retained Share Amount (as defined below), (2) withholding from the Grantee’s wages or other cash compensation paid by the Company and/or Employer; and/or (3) withholding from proceeds of the sale of Shares acquired upon settlement of the RSUs, either through a voluntary sale or through a sale arranged by the Company (on the Grantee’s behalf pursuant to this authorization), to the extent permitted by the Administrator.  The “Retained Share Amount” shall mean a number of Shares equal to the quotient of the minimum statutory tax withholding obligation of the Company triggered by the RSUs on the relevant date, divided by the fair market value of one Share on the relevant date or as otherwise provided in the Plan.  If the obligation for Tax-Related Items is satisfied by withholding a number of Shares as described herein, the Grantee understands that he or she will be deemed to have been issued the full number of Shares subject to the settled RSUs, notwithstanding that a number of Shares are held back solely for the purpose of paying the Tax-Related Items due as a result of the settlement of the RSUs.

Grantee acknowledges and understands that Grantee should consult a tax adviser regarding Grantee’s tax obligations prior to such settlement or disposition.

Section 6.                                          SEVERABILITY

In the event that one or more of the provisions of this Agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.

Section 7.                                          DATA PROTECTION

THE GRANTEE HEREBY EXPLICITLY AND UNAMBIGUOUSLY CONSENTS TO THE COLLECTION, USE AND TRANSFER, IN ELECTRONIC OR OTHER FORM, OF THE GRANTEE’S PERSONAL DATA AS DESCRIBED IN THIS DOCUMENT BY AND AMONG, AS APPLICABLE, THE EMPLOYER, AND THE COMPANY AND ITS SUBSIDIARIES FOR THE EXCLUSIVE PURPOSE OF IMPLEMENTING, ADMINISTERING AND MANAGING THE GRANTEE’S PARTICIPATION IN THE PLAN. THE GRANTEE UNDERSTANDS THAT THE COMPANY, ITS SUBSIDIARIES AND THE EMPLOYER HOLD CERTAIN PERSONAL INFORMATION ABOUT THE GRANTEE, INCLUDING, BUT NOT LIMITED TO, NAME, HOME ADDRESS AND TELEPHONE NUMBER, DATE OF BIRTH, SOCIAL SECURITY OR INSURANCE NUMBER OR OTHER IDENTIFICATION NUMBER, SALARY, NATIONALITY, JOB TITLE, ANY SHARES OR DIRECTORSHIPS HELD IN THE COMPANY, DETAILS OF ALL OPTIONS OR ANY OTHER ENTITLEMENT TO SHARES AWARDED, CANCELED, PURCHASED, EXERCISED, VESTED, UNVESTED OR OUTSTANDING IN THE GRANTEE’S FAVOR FOR THE PURPOSE OF IMPLEMENTING, MANAGING AND ADMINISTERING THE PLAN (“DATA”).  THE GRANTEE UNDERSTANDS THAT THE DATA MAY BE TRANSFERRED TO ANY THIRD PARTIES ASSISTING IN THE IMPLEMENTATION, ADMINISTRATION AND MANAGEMENT OF THE PLAN, THAT THESE RECIPIENTS MAY BE LOCATED IN THE GRANTEE’S COUNTRY OR ELSEWHERE, INCLUDING OUTSIDE THE EUROPEAN ECONOMIC AREA, AND THAT THE RECIPIENT COUNTRY MAY HAVE DIFFERENT DATA PRIVACY LAWS AND PROTECTIONS THAN THE GRANTEE’S COUNTRY. THE GRANTEE UNDERSTANDS THAT HE/SHE MAY REQUEST A LIST WITH THE NAMES AND ADDRESSES OF ANY POTENTIAL RECIPIENTS OF THE DATA BY CONTACTING THE LOCAL HUMAN RESOURCES REPRESENTATIVE. THE GRANTEE AUTHORIZES THE RECIPIENTS TO RECEIVE, POSSESS, USE, RETAIN AND TRANSFER THE DATA, IN ELECTRONIC OR OTHER FORM, FOR THE PURPOSES OF IMPLEMENTING, ADMINISTERING AND MANAGING THE GRANTEE’S PARTICIPATION IN THE PLAN, INCLUDING ANY REQUISITE TRANSFER OF SUCH DATA, AS MAY BE REQUIRED TO A BROKER OR OTHER THIRD PARTY WITH WHOM THE GRANTEE MAY ELECT TO DEPOSIT ANY SHARES ACQUIRED UNDER THE PLAN. THE GRANTEE UNDERSTANDS THAT DATA WILL BE HELD ONLY AS LONG AS IS NECESSARY TO IMPLEMENT, ADMINISTER AND MANAGE PARTICIPATION IN THE PLAN. THE GRANTEE UNDERSTANDS THAT HE/SHE MAY, AT ANY TIME, VIEW DATA, REQUEST ADDITIONAL INFORMATION ABOUT THE STORAGE AND PROCESSING OF THE DATA, REQUIRE ANY NECESSARY AMENDMENTS TO THE DATA OR REFUSE OR WITHDRAW THE CONSENTS HEREIN, IN ANY CASE WITHOUT COST, BY CONTACTING THE LOCAL HUMAN RESOURCES REPRESENTATIVE IN WRITING. THE GRANTEE UNDERSTANDS THAT REFUSING OR WITHDRAWING CONSENT MAY AFFECT THE GRANTEE’S ABILITY TO PARTICIPATE IN THE PLAN. FOR MORE INFORMATION ON THE CONSEQUENCES OF REFUSING TO CONSENT OR WITHDRAWING CONSENT, THE GRANTEE UNDERSTANDS THAT HE/SHE MAY CONTACT THE STOCK PLAN ADMINISTRATOR AT THE COMPANY.

Section 8.                                          ACKNOWLEDGMENT AND WAIVER

By accepting this grant of RSUs, the Grantee acknowledges and agrees that:

(a)                                  the Plan is established voluntarily by the Company, it is discretionary in nature and may be modified, amended, suspended or terminated by the Company at any time unless otherwise provided in the Plan or this Agreement;

(b)                                 the grant of RSUs is voluntary and occasional and does not create any contractual or other right to receive future grants of Shares or RSUs, or benefits in lieu of Shares or RSUs, even if Shares or RSUs have been granted repeatedly in the past;

(c)                                  all decisions with respect to future grants, if any, will be at the sole discretion of the Company;

(d)                                 the Grantee’s participation in the Plan shall not create a right to further employment with Employer and shall not interfere with the ability of Employer to terminate the Grantee’s employment relationship and it is expressly agreed and understood that employment is terminable at the will of either party, insofar as permitted by law;

(e)                                  the Grantee is participating voluntarily in the Plan;

(f)                                    RSU grants and resulting benefits are an extraordinary item that does not constitute compensation of any kind for services of any kind rendered to the Company or the Employer, and are outside the scope of the Grantee’s employment contract, if any;

(g)                                 RSU grants and resulting benefits are not part of normal or expected compensation or salary for any purposes, including, but not limited to calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments insofar as permitted by law;

(h)                                 in the event that the Grantee is not an employee of the Company, this grant of RSUs will not be interpreted to form an employment contract or relationship with the Company, and furthermore, this grant of RSUs will not be interpreted to form an employment contract with the Employer or any subsidiary of the Company;

(i)                                     the future value of the Shares is unknown, may increase or decrease from the date of grant or vesting of the RSU and cannot be predicted with certainty; and

(j)                                     in consideration of this grant of RSUs, no claim or entitlement to compensation or damages shall arise from termination of this grant of RSUs or diminution in value of this grant of RSUs resulting from termination of the Grantee’s employment by the Company or the Employer (for any reason whatsoever) and the Grantee irrevocably releases the Company and the Employer from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by accepting the terms of this Agreement, the Grantee shall be deemed irrevocably to have waived any entitlement to pursue such claim.

Section 9.                                          CONFIDENTIALITY; NO RIGHT TO CONTINUING EMPLOYMENT

This Agreement and the receipt of any RSUs hereunder are conditioned upon Grantee not disclosing this Agreement or said receipt to anyone other than Grantee’s spouse or financial advisor or senior management of the Company or senior members of the Company’s Law and Executive Services departments during the period prior to the lapse of the restrictions hereunder. If disclosure is made by Grantee to any other person not authorized by the Company, Grantee hereby agrees to forfeit any RSUs received hereunder and to surrender to the Company said Shares. Nothing in the Plan or this Agreement confers any right to continuing employment with the Company or its subsidiaries.

Section 10.                                   GRANT-SPECIFIC TERMS

Appendix A contains additional terms and conditions of the Agreement applicable to Grantees residing outside the U.S.  In addition, Appendix A also contains information and notices regarding exchange control and certain other issues of which the Grantee should be aware that may arise as a result of participation in the Plan.  Appendix B contains additional terms in compliance with Section 409A of the US Internal Revenue Code.  Appendix C contains additional terms applicable to Section 16 officers.

Section 11.                                   ENFORCEMENT

This Agreement shall be construed, administered and enforced in accordance with the laws of the State of Delaware.

Section 12.                                   EXECUTION OF AWARD AGREEMENT

Please acknowledge your acceptance of the terms of this Agreement by electronically signing this Agreement. If you have not electronically signed this Agreement within two (2) months, the Company is not obligated to provide you any benefit hereunder and may refuse to issue Shares to you under this Agreement.  In addition, by accepting the terms of this Agreement, you acknowledge and agree that your prior RSU grants, if any, are amended to include the 409A provisions that are part of this Agreement in Appendix B.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first herein above written.

FLUOR CORPORATION

By:
David T. Seaton
Chief Executive Officer

APPENDIX A

FLUOR CORPORATION
RESTRICTED STOCK UNIT AWARD FOR NON-U.S. GRANTEES

UNDER THE 2008 EXECUTIVE PERFORMANCE INCENTIVE PLAN

TERMS AND CONDITIONS

This Appendix A, which is part of the Agreement, includes additional terms and conditions of the Agreement that will apply to you if you are resident in the countries listed below.  Capitalized terms used but not defined herein shall have the same meanings assigned to them in the Plan and the Agreement.

NOTIFICATIONS

This Appendix A also includes information regarding exchange control and certain other issues of which you should be aware with respect to your participation in the Plan.  The information is based on the securities, exchange control and other laws in effect in the respective countries as of [YEAR].  Such laws are often complex and change frequently.  As a result, the Company strongly recommends that you not rely on the information in this Appendix A as the only source of information relating to the consequences of your participation in the Plan because such information may be out-of-date when your RSUs vest and/or you sell any Shares acquired under the Plan.

In addition, the information contained herein is general in nature and may not apply to your particular situation.  As a result, the Company is not in a position to assure you of any particular result.  You are therefore advised to seek appropriate professional advice as to how the relevant laws in your country may apply to your situation.

Finally, if you are a citizen or resident of a country other than that in which you are currently working, the information contained herein may not apply to you.

GRANT-SPECIFIC TERMS

Below please find country specific language that applies to Australia, Canada, the Netherlands, Russia and the UK.

AUSTRALIA

Terms and Conditions

Prospectus Information.  The “Offer Document” and “Australian Rules” contain additional terms and conditions that govern the RSU.  Grantees should review those documents carefully.  In addition, the written or other materials provided to Grantees in connection with the RSUs have been prepared for the purpose of complying with the relevant United States securities regulations and applicable stock exchange requirements.  The information disclosed may not be the same as that which must be disclosed in a prospectus prepared under Australian law.

RSUs Settled in Shares Only.  Notwithstanding anything to the contrary in the Plan and/or the Agreement, Grantee understands that RSUs granted to Grantee shall be paid in Shares only and do not provide any right for Grantee to receive a cash payment.

Notifications

Securities Law Information.  If Grantee acquires Shares pursuant to the RSU and offers the Shares for sale to a person or entity resident in Australia, the offer may be subject to disclosure requirements under Australian law.  Grantees should obtain legal advice on disclosure obligations prior to making any such offer.

Exchange Control Information.  Exchange control reporting is required for cash transactions exceeding A$10,000 and international fund transfers.  The Australian bank assisting with the transaction will file the report.  If there is no Australian bank involved in the transfer, Grantee will be required to file the report.

CANADA

Terms and Conditions

Form of Payment.  Due to legal restrictions in Canada, and notwithstanding any language to the contrary in the Plan, Grantees are prohibited from surrendering previously owned Shares, or from attesting to the ownership of previously owned Shares, to pay any tax liability in connection with the RSUs.  For the avoidance of ambiguity, withholding in Shares for this RSU Award is permissible.

RSUs Settled in Shares Only.  Notwithstanding anything to the contrary in the Plan and/or the Agreement, Grantee understands that RSUs granted to Grantee shall be paid in Shares only and do not provide any right for Grantee to receive a cash payment.

Language Consent

The following provision applies to residents of Quebec:

The parties acknowledge that it is their express wish that the Agreement, as well as all documents, notices, and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.

Les parties reconnaissent avoir exigé la rédaction en anglais de cette convention, ainsi que de tous documents, avis et procédures judiciaires, exécutés, donnés ou intentés en vertu de, ou liés directement ou indirectement à la présente convention.

Notifications

There are no country-specific notifications.

GERMANY

Terms and Conditions

There are no country-specific provisions.

Notifications

Exchange Control Information.  Cross-border payments in excess of €12,500 must be reported monthly to the German Federal Bank.  If Grantee uses a German bank to transfer a cross-border payment in excess of €12,500 in connection with the sale of Shares acquired under the Plan, the bank will file the report for you.

THE NETHERLANDS

Terms and Conditions

There are no country-specific provisions.

Notifications

Insider-Trading Notification.  Grantees should be aware of the Dutch insider-trading rules, which may impact the sale of Shares acquired upon vesting of the RSU.  In particular, Grantees may be prohibited from effectuating certain transactions involving Shares if they have inside information about the Company.  Grantees should consult their personal legal advisor if they are uncertain whether the insider-trading rules apply to them.  By accepting the Agreement and participating in the Plan, Grantee acknowledges having read and understood this notification and acknowledges that it is his or her responsibility to comply with the Dutch insider-trading rules.

RUSSIA

Terms and Conditions

Securities Law Information.  Grantee acknowledges that the Agreement, the grant of RSUs, the Plan and all other materials Grantee may receive regarding participation in the Plan do not constitute advertising or an offering of securities in Russia.  The issuance of securities pursuant to the Plan has not and will not be registered in Russia and therefore, the securities described in any Plan-related documents may not be used for offering or public circulation in Russia.

Grantee further acknowledges that in no event will Shares acquired upon vesting of the RSUs be delivered to Grantee in Russia; all Shares acquired upon vesting of the RSUs will be maintained on Grantee’s behalf in the United States.

Grantee  acknowledges that Grantee is not permitted to sell Shares directly to a Russian legal entity or resident.

Notifications

There are no country-specific notifications.

UNITED KINGDOM

Terms and Conditions

UK Rules. The RSU Award is granted under the “UK Rules,” which contain additional terms and conditions that govern the RSU Award.  Grantees should review the UK Rules carefully.

Notifications

There are no country-specific notifications.

APPENDIX B

Compliance with Section 409A of the Internal Revenue Code

(a)                                  It is intended that the provisions of this Agreement comply with Section 409A of the U.S. Internal Revenue Code, and all provisions of this Agreement shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A.

(b)                                 Neither Grantee nor any of Grantee’s creditors or beneficiaries shall have the right to subject any deferred compensation (within the meaning of Section 409A) payable under this Agreement to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment.  Except as permitted under Section 409A, any deferred compensation (within the meaning of Section 409A) payable to Grantee or for Grantee’s benefit under this Agreement may not be reduced by, or offset against, any amount owing by Grantee to the Company or any of its subsidiaries.

(c)                                  If, at the time of Grantee’s separation from service (within the meaning of Section 409A), (i) Grantee is a specified employee (within the meaning of Section 409A and using the identification methodology selected by the Company from time to time) and (ii) the Company shall make a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Section 409A) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A in order to avoid taxes or penalties under Section 409A, then the Company shall not pay such amount on the otherwise scheduled payment date pursuant to Section 4 of this Agreement but shall instead pay it, without interest, on the first business day after such six-month period or, if earlier, upon the Grantee’s death.

(d)                                 Notwithstanding anything to the contrary contained herein, for the purpose of this Agreement, (i) if the RSUs have not previously been forfeited, the RSUs shall vest on a Disability, which shall mean that the Grantee is considered disabled in accordance with U.S. Treasury Regulations section 1.409A-3(i)(4), determined as if all permissible provisions of such regulation were in effect, and (ii) a Change of Control of the Company is considered to have occurred with respect to the Grantee upon the occurrence with respect to the Grantee of a change in the ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company, as determined in accordance with U.S. Treasury Regulations section 1.409A-3(i)(5).

(e)                                  Notwithstanding any provision of this Agreement to the contrary, in light of the uncertainty with respect to the proper application of Section 409A, the Company reserves the right to make amendments to this Agreement as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A.  In any case, Grantee shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on Grantee or for Grantee’s account in connection with this Agreement (including, without limitation, any taxes and penalties under Section 409A), and neither the Company nor any of its subsidiaries shall have any obligation to indemnify or otherwise hold Grantee harmless from any or all of such taxes or penalties.

APPENDIX C

SECTION 16 OFFICERS

The following provision is added as subsection (C) to Section 4 of the Agreement for Grantees who are Section 16 officers of the Company:

(C) None of the restrictions upon the RSUs subject to this RSU Award shall lapse unless and until the Company meets the performance goal of $[GOAL AMOUNT] net earnings for the fiscal year ending December 31, [YEAR].